Exhibit No. 32.1
Form 10-KSB
Boo Koo Holdings, Inc.

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Boo Koo Holdings, Inc. (the "Company") on Form 10-KSB for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steven B. Solomon, Executive Chairman of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 15, 2008	By:	Steven B. Solomon
Steven B. Solomon
Executive Chairman
Interim Principal Executive Officer

A signed original of this written statement required by Section 906 has been provided to Boo Koo Holdings, Inc. and will be retained by Boo Koo Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.